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                                                                      EXHIBIT 23
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                                    CONSENT
                                    -------


     I hereby consent to the inclusion of my opinion under the caption "United States Tax Considerations" or any similar caption referring to United States taxation and to any reference to me under the caption "Legal Opinions" in any Prospectus Supplement or Pricing Supplement accompanying the Prospectus included in this Registration Statement.



                         /s/ James M. Kalashian
                         James M. Kalashian
                         General Electric Capital Corporation
                         Senior Tax Counsel


September 17, 1999